EXHIBIT 16.1

George Brenner, CPA

A Professional Corporation

10680 W. PICO BOULEVARD, SUITE 260

LOS ANGELES, CALIFORNIA 90064

310/202-6445 – Fax 310/202-6494

April 2, 2007

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Re: Parafin Corp. (the “Company”)

Ladies and Gentlemen:

I have read the Current Report on Form 8-K dated March 7, 2007, filed by Parafin Corporation and have no objections to the representations concerning my firm set forth therein.

Very truly yours,

/s/ George Brenner, CPA